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                                                                Exhibit 99.1


For Release: August 23, 2012 at 5:30 AM PDT
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           NORDSTROM BOARD OF DIRECTORS APPROVES QUARTERLY DIVIDEND

SEATTLE, Wash. - (August 23, 2012) - Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors has approved a quarterly dividend of 27 cents per share payable on September 17, 2012 to shareholders of record at the close of business on September 4, 2012.


ABOUT NORDSTROM
Nordstrom, Inc. is one of the nation's leading fashion specialty retailers. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 231 stores in 31 states, including 117 full-line stores, 110 Nordstrom Racks, two Jeffrey boutiques, one treasure&bond store and one clearance store. Nordstrom also serves customers through Nordstrom.com and through its catalogs. Additionally, the Company operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.



Investor Contact:                                   Media Contact:
Trina Schurman                                      Colin Johnson
Nordstrom, Inc.                                     Nordstrom, Inc.
206-233-6503                                        206-303-3036